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                                                                    EXHIBIT 99.1



          3DFX FILES FOR VOLUNTARY BANKRUPTCY PROTECTION UNDER CHAPTER
                            11 OF THE BANKRUPTCY CODE


For Immediate Release

SAN JOSE, CALIF., OCTOBER 16, 2002 - 3dfx Interactive, Inc. (OTCBB: TDFX) today announced that it has filed a petition with the United States Bankruptcy Court for the Northern District of California under Chapter 11 of the United States Bankruptcy Code requesting that the Court take jurisdiction over the voluntary Chapter 11 proceedings initiated by the Company.

"At this juncture, we believe that the bankruptcy process provides the best means of enabling us to repay our creditors," said Richard A. Heddleson, President and Chief Executive Officer of the Company.

Contact:   Richard A. Heddleson
           3dfx Interactive, Inc.
           P. O. Box 60486
           Palo Alto, CA 94306
           650-326-7995 x 3#

Note on Forward-Looking Statements: Statements that are not purely historical facts, including statements about the Company's winding up, liquidation and dissolution, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," 'seek,' "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include the risks and uncertainties associated with events and parties that are beyond the Company's control, as well as those referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Discontinued Operations-Risk Factors" in the Company's Form 10-K for the period ended January 31, 2002. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.